EXHIBIT 10a2
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                                AMENDMENTS TO THE
                              FORTUNE BRANDS, INC.
                             1986 STOCK OPTION PLAN
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1.       Section 5(d) of the Plan is hereby amended in its entirety as follows:

                  (d) If a Participant's employment with the Company terminates other than by reason of the Participant's death, disability or retirement under a retirement plan of the Company, the Participant's Option shall terminate and cease to be exercisable 30 days from the date of such termination except as otherwise provided in paragraph (b) of Section 10. If a Participant's employment with the Company terminates by reason of death, disability or retirement under a retirement plan of the Company, the Participant's Option shall continue to be exercisable until the expiration date stated in the option, provided that a Nonqualified Stock Option may be exercised within one year from the date of death even if later than such expiration date. In the case of a Participant whose principal employer is a Subsidiary, then such Participant's employment shall be deemed to be terminated for purposes of this Section 5 as of the date on which such principal employer ceases to be a Subsidiary.


2.       Section 7(c) of the Plan is hereby amended in its entirety as follows:

                  (c) Subject to Section 6, a Right shall be exercisable only during the period in which the Nonqualified Stock Option (or part thereof) in respect of which such Right was granted is exercisable.


3.       Section 8(d) of the Plan is hereby amended in its entirety as follows:

                  (d) An Option or Right shall not be transferable by the Participant otherwise than by will or by laws of descent and distribution, except that an Option and related Right may be transferred by gift to any member of the holder's immediate family or to a trust or partnership solely for the benefit of such immediate family members to the extent permitted in the applicable Nonqualified Stock Option Agreement. A Right shall never be transferred except to the transferee of the related Option. During the lifetime of the Participant, an Option or Right shall only be exercisable by the Participant unless it has been transferred to a member of the holder's immediate family or to a trust or partnership solely for the benefit of such immediate family members, in which case it shall be exercisable only by such transferee. For the purpose of this provision, a holder's "immediate family" shall mean the holder's spouse, children and grandchildren.